                                                                     EXHIBIT 4.4
                                WARRANT AGREEMENT

                                     between

                     AMERICAN COMMUNICATIONS SERVICES, INC.

                                       and

                            THE CHASE MANHATTAN BANK,

                                  Warrant Agent



                            Dated as of July 10, 1997

                                TABLE OF CONTENTS
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                                    ARTICLE I
                               CERTAIN DEFINITIONS
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Section 1.1.  Certain Definitions.........................................................   1

                                   ARTICLE II
                           ORIGINAL ISSUE OF WARRANTS

Section 2.1.  Form of Warrant Certificates and Dating......................................  6
Section 2.2.  Legends......................................................................  7
Section 2.3.  Execution and Delivery of Warrant Certificates...............................  9
Section 2.4.  Temporary Warrant Certificates..............................................  10

                                   ARTICLE III
                              EXERCISE OF WARRANTS

Section 3.1.  Exercise Price..............................................................  10
Section 3.2.  Exercise; Restrictions on Exercise; Expiration..............................  10
Section 3.3.  Method of Exercise; Payment of Exercise Price...............................  11

                                   ARTICLE IV
                                   ADJUSTMENTS

Section 4.1.  Adjustments.................................................................  13
Section 4.2.  Notice of Adjustment........................................................  19
Section 4.3.  Statement on Warrants.......................................................  20
Section 4.4.  Notice of Consolidation, Merger or Sale of Assets...........................  20
Section 4.5.  Fractional Interests........................................................  20
Section 4.6.  No Dilution or Impairment...................................................  21
Section 4.7.  Responsibility of Warrant Agent.............................................  21
Section 4.8.  No Adjustments for Certain Issuances........................................  21

                                    ARTICLE V
                           DECREASE IN EXERCISE PRICE

Section 5.1.  Exercise Price..............................................................  21

                                   ARTICLE VI
                 RESERVATION AND AUTHORIZATION OF COMMON SHARES

Section 6.1.  Reservation and Authorization...............................................  22
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Section 6.2.  Covenant Regarding Securities...............................................  22
Section 6.3.  Registration................................................................  22

                                   ARTICLE VII
                WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

Section 7.1.  Transfer and Exchange.......................................................  23
Section 7.2.  The Global Warrant..........................................................  24
Section 7.3.  Special Transfer Provisions.................................................  26
Section 7.4.  Surrender of Warrant Certificates...........................................  27
Section 7.5.  Rule 144A Information.......................................................  27

                                  ARTICLE VIII
                                     HOLDERS

Section 8.1.  Holder Not Deemed a Stockholder.............................................  27
Section 8.2.  Right of Action.............................................................  28

                                   ARTICLE IX
                                THE WARRANT AGENT

Section 9.1.  Duties and Liabilities......................................................  28
Section 9.2.  Right to Consult Counsel....................................................  29
Section 9.3.  Compensation; Indemnification...............................................  29
Section 9.4.  No Restrictions on Action...................................................  30
Section 9.5.  Discharge or Removal; Replacement Warrant Agent.............................  30
Section 9.6.  Successor Warrant Agent.....................................................  31

                                    ARTICLE X
                               REGISTRATION RIGHTS

Section 10.1.  Registration of the Warrants...............................................  31
Section 10.2.  Registration of the Warrant Shares.........................................  32
Section 10.3.  Registration Procedures....................................................  32
Section 10.4.  Registration Expenses......................................................  36
Section 10.5.  Indemnification and Contribution...........................................  36
Section 10.6.  Additional Rights of Initial Purchasers....................................  39
Section 10.7.  Notice to Warrant Agent....................................................  40

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.1.  Money Deposited with the Warrant Agent.....................................  40
Section 11.2.  Loss or Mutilation.........................................................  40
Section 11.3.  Payment of Taxes...........................................................  41
Section 11.4.  No Merger, Consolidation or Sale of Assets or the Company..................  41
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Section 11.5.  Reports to Holders.........................................................   41
Section 11.6.  Notices....................................................................   41
Section 11.7.  Governing Law..............................................................   42
Section 11.8.  Successors.................................................................   42
Section 11.9.  Counterparts...............................................................   42
Section 11.10.  Amendments................................................................   42
Section 11.11.  Headings..................................................................   43
Section 11.12.  Third Party Beneficiaries.................................................   43
Section 11.13.  Severability..............................................................   43
Section 11.14.  No Inconsistent Agreements................................................   43
Section 11.15.  Warrants Held by the Company..............................................   43
Section 11.16.  Statements Required in Certificate........................................   43

EXHIBIT A       FORM OF CERTIFICATED WARRANT..............................................  A-1
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                                      iii

                                WARRANT AGREEMENT

         WARRANT AGREEMENT, dated as of July 10, 1997 (this "Agreement"), between AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as warrant agent (the "Warrant Agent").

         Pursuant to the terms of each of the respective purchase agreements (collectively, the "Purchase Agreements"), dated as of July 3, 1997, between and among the Company and BT Securities Corporation and Alex. Brown & Sons Incorporated (the "Initial Purchasers") and between and among the Company and other parties dated as of July 3, 1997 (the "Other Purchasers" and with the Initial Purchasers the "Purchasers"), the Company has agreed to issue and sell to the Purchasers 75,000 warrants (the "Warrants") each initially entitling the holder thereof to purchase 80.318 shares (the "Initial Warrant Shares") of Common Stock, subject to an increase of 22.645 additional shares of Common Stock (the "Additional Warrant Shares" and, together with the Initial Warrant Shares, the "Warrant Shares") in the event the Company fails to raise net proceeds of at least $50 million through the issue and sale of its Qualified Stock (other than preferred stock) on or before December 31, 1998 (the "Warrant Adjustment Date") at the Exercise Price per Warrant Share, subject to adjustment as described herein, as part of 75,000 Units (the "Units").

         Each Unit also will include one share of the Company's 14-3/4% Redeemable Preferred Stock due 2008 (the "Preferred Stock"). The Preferred Stock and the Warrants will not trade separately until the Separation Date (as defined herein).

         In consideration of the foregoing and of the agreements contained in the Purchase Agreements, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the holders thereof (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1. Certain Definitions. For all purposes of this Warrant Agreement, except as otherwise expressly provided:

         (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (2) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Article, Section or other subdivision;

         (3) "or" is not exclusive; and

         (4) "including" means including without limitation.

         "Additional Warrant Shares" has the meaning given such term in the preamble hereto.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting stock, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting stock of a person shall be deemed to be control.

         "Agent Members" has the meaning set forth in Section 7.2(a) hereof.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or any Assistant Secretary of the Company.


         "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or regulation to close.

         "Cashless Exercise" has the meaning given such term in Section 3.3(a).

         "Certificated Warrants" means Warrants represented by Warrant Certificates issued in definitive, fully registered form.

         "clearing agency" has the meaning set forth in Section 3(a)(23) of the Exchange Act.

         "Commission" means the Securities and Exchange Commission.

         "Common Shelf Registration Period" has the meaning set forth in Section 10.2(b) hereof.

         "Common Shelf Registration Statement" means a shelf registration statement (or any successor registration statement thereto) relating to the offer and sale of the Warrant Shares by the Holders, from time to time in accordance with the methods of distribution elected by such Holders and set forth in such registration statement and Rule 415 under the Securities Act.

         "Common Stock" means the common stock, par value $.01 per share, of the Company and any other capital stock into which shares of such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

         "Company" means the party named as such in the preamble hereto until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

         "Company Order" means a written order signed in the name of the Company by (i) its Chairman of the Board, President, a Vice Chairman or a Vice President, and (ii) its principal financial or accounting officer, its Secretary or an Assistant Secretary.

         "Corporate Trust Office" means the principal office of the Warrant Agent at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Agreement, located at 450 West 33rd Street, New York, New York 10001-2697.

         "Current Market Value" has the meaning set forth in Section 4.1(f) hereof.

         "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Exercise Price" has the meaning set forth in Section 3.1 hereof.

         "Expiration Date" means 5:00 p.m., New York time, on January 1, 2004.

         "Fair Value" has the meaning set forth in Section 4.1(d) hereof.

         "Final Memorandum" means the final Offering Memorandum, dated July 3, 1997, as amended or supplemented, used in connection with the Initial Placement.

         "Financial Expert" means a nationally recognized investment banking firm, ranking in the top ten (as determined by the Securities Industry Association, Inc., or a similar securities industry data source company) as lead manager for primary common stock offerings in the year prior to the year in which it is called upon to give financial advice as described herein.

         "Global Warrant" has the meaning set forth in Section 2.1 hereof.

         "Global Warrant Legend" means the legend in the form set forth in
Section 2.2(b) hereof.

         "Holder" means (i) in the case of any Certificated Warrant, the Person in whose name such Certificated Warrant is registered in the Warrant Register and (ii) in the case of any Global Warrant, the Depositary.

         "Independent Financial Expert" means a Financial Expert that (i) does not, and whose directors, executive officers and holders of 5% or more of its equity securities do not, have a direct or indirect financial interest in the Company or any of its subsidiaries, and which has not been for at least five years, (ii) at the time it is called upon to give independent financial advice to the Company is not, and none of its directors, executive officers or holders of 5% or more of its equity securities is, a promoter, director, or officer of the Company or any of its subsidiaries and (iii) has not been retained by the Company, other than to perform an equity valuation, within the preceding twelve months. The Independent Financial Expert may be compensated and indemnified by the Company as customary for opinions or services it provides as an Independent Financial Expert.

         "Initial Placement" has the meaning set forth in Section 10.5(d) hereof.

         "Initial Purchasers" has the meaning set forth in the preamble hereto.

         "Issue Date" means the date of the original issuance of the Warrants.


         "Majority Holders" means the Holders of a majority of the Warrants registered under a Registration Statement.

         "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering under a Registration Statement.

         "National Securities Exchange" shall mean any national securities exchange and shall include The Nasdaq Stock Market or any successor market thereto.

         "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board of Directors, a Vice Chairman of the Board of the Directors, the President or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Warrant Agent, which certificate shall comply with the provisions of Section 11.16 thereof.

         "Other Purchasers" has the meaning set forth in the preamble hereto.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" has the meaning set forth in the preamble hereto.

         "Private Placement Legend" means the legend in the form set forth in
Section 2.2(a) hereof.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Warrants or the Warrant Shares covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

         "Purchase Agreements" has the meaning set forth in the preamble hereto.

         "Purchasers" has the meaning set forth in the preamble hereto.

         "Qualified Stock" of any Person means any class of capital stock other than capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at a time, in whole or in part, on or prior to the Expiration Date.

         "Registration Statement" means either of the Warrant Shelf Registration Statement or the Common Shelf Registration Statement (or a successor registration statement thereto), amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

         "Rights" means rights, options or warrants for the purchase of, or securities convertible into or exchangeable for, Common Stock.

         "Rule 144" means Rule 144 under the Securities Act.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Separation Date" means the earliest to occur of (i) 90 days from the Issue Date and (ii) such earlier date as may be determined by BT Securities Corporation.

         "Temporary Warrant Certificates" has the meaning set forth in Section
2.4 hereof.

         "Unit Legend" means the legend in the form set forth in Section 2.2(c) hereof.

         "Units" has the meaning set forth in the preamble hereto.

         "Valuation Date" means a date specified herein as of which the Current Market Value of a security or property must be determined by an Independent Financial Expert.

         "Value Report" means a report prepared by an Independent Financial Expert and delivered to the Board of Directors in accordance with Section 4.1(k) hereof.

         "Warrant Adjustment Date" has the meaning set forth in the preamble hereto.

         "Warrant Agent" means the party named as such in this Agreement until a successor replaces it in accordance with the provisions of this Agreement and, thereafter, means such successor.

         "Warrant Certificate" has the meaning set forth in Section 2.1 hereof.

         "Warrant Register" has the meaning set forth in Section 7.1(a) hereof.

         "Warrant Shares" has the meaning set forth in the preamble hereto.

         "Warrant Shelf Registration Period" has the meaning set forth in
Section 10.1(b) hereof.

         "Warrant Shelf Registration Statement" means a shelf registration statement (or any successor registration statement thereto) relating to the offer and sale of the Warrants by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such registration statement and Rule 415 under the Securities Act.

         "Warrants" has the meaning set forth in the preamble hereto and more particularly means any Warrants represented by a Warrant Certificate countersigned by the Warrant Agent and delivered under this Agreement.

                                   ARTICLE II

                           ORIGINAL ISSUE OF WARRANTS

         Section 2.1. Form of Warrant Certificates and Dating. Any certificate representing Warrants (each a "Warrant Certificate") shall be dated the date on which countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, (ii) such as may be required to comply with this Agreement, any law or with any rule of any securities exchange on which the Warrants may be listed, (iii) and such as may be necessary to conform to customary usage.

         The Warrants shall be issued initially in the form of Warrant Certificates in definitive, fully registered form, substantially in the form set forth in Exhibit A hereto, which exhibit is hereby incorporated in and expressly made a part of this Agreement. Upon issuance, all such Warrant Certificates shall be duly executed by the Company and countersigned by the Warrant Agent and delivered, all as hereinafter provided. Any Warrants that may be issued pursuant to Section 7.1(h) hereof shall be issued in the form of a permanent global Warrant Certificate (the "Global Warrant") in definitive, fully registered form, substantially in the form set forth in Exhibit A hereto but with the Global Warrant Legend (as defined) on the face thereof in the form given in Section 2.2(b) hereof. Any such Global Warrant shall be duly executed by the Company and countersigned by the Warrant Agent and deposited with the Warrant Agent as custodian for the Depositary.

         Definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the officers of the Company executing such Warrant Certificates, as evidenced by their execution thereof.

         Section 2.2. Legends. (a) Except as provided in Section 7.3(c) hereof, each Warrant Certificate shall bear the following legend (the "Private Placement Legend") on the face thereof:

         THE SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION,
         (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULES 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, COMPLIES WITH THE TERMS OF THE WARRANT AGREEMENT, (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT,
         (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS

         SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         (b) The Global Warrant shall bear the following legend (the "Global Warrant Legend") on the face thereof:


         UNLESS THIS WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO AMERICAN COMMUNICATIONS SERVICES, INC. OR THE WARRANT AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE VII OF THE WARRANT AGREEMENT, DATED AS OF JULY 10, 1997, BETWEEN AMERICAN COMMUNICATIONS SERVICES, INC. AND THE WARRANT AGENT NAMED THEREIN, PURSUANT TO WHICH THIS WARRANT WAS ISSUED.

         (c) Except as provided in Section 7.3(d) hereof, each Warrant Certificate shall bear the following legend (the "Unit Legend") on the face thereof:

         THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE SHARE OF PREFERRED STOCK AND ONE WARRANT ENTITLING THE HOLDER THEREOF TO PURCHASE INITIALLY 80.318 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF AMERICAN COMMUNICATIONS SERVICES INC., SUBJECT TO AN INCREASE OF 22.645 ADDITIONAL SHARES OF COMMON STOCK. PRIOR TO THE

         EARLIEST TO OCCUR OF (A) 90 DAYS AFTER THE ORIGINAL ISSUANCE OF THE UNITS AND (B) SUCH EARLIER DATE AS MAY BE DETERMINED BY BT SECURITIES CORPORATION, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE PREFERRED STOCK.

         Section 2.3. Execution and Delivery of Warrant Certificates. On or after the date of this Agreement, Warrant Certificates may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon receipt of a Company Order directing such action. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this
Section 2.3, Section 2.4, Section 3.3, Section 11.2 and Article VII hereof.

         Notwithstanding any other provision hereof, the Warrant Agent shall countersign and deliver Warrant Certificates only upon receipt by the Warrant Agent of an Officers' Certificate complying with Section 11.16 hereof with respect to satisfaction of all conditions precedent contained in this Agreement to such countersignature and delivery.

         The Warrant Certificates and any Temporary Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President or any Executive Vice President, either manually or by facsimile signature printed thereon, under its corporate seal. The Warrant Certificates and any Temporary Warrant Certificates shall be countersigned by manual signature of the Warrant Agent and shall be delivered by the Warrant Agent as directed pursuant to a Company Order.

         Upon the occurrence of any event specified in Section 7.2(d) hereof and compliance by the Company with the provisions of this Section 2.3, the Company shall execute and the Warrant Agent shall countersign and deliver to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Global Warrant, Certificated Warrants, representing, in the aggregate, the Warrants theretofore represented by the Global Warrant.

         A Warrant Certificate shall not be valid or entitled to any benefit under this Agreement or obligatory for any purpose unless executed by the Company and countersigned by the manual signature of the Warrant Agent as provided herein. The signature of an authorized officer of the Warrant Agent shall be conclusive evidence, and the only evidence, that such Warrant Certificate has been countersigned and delivered under this Agreement.

         In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates or Temporary Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and the delivery thereof, such Warrant Certificates or Temporary Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such Person had not ceased to be such officer of the Company.

         Section 2.4. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the deliver to the Warrant Agent for countersignature, temporary warrant certificates ("Temporary Warrant Certificates") which are printed, lithographed, or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations, all as determined by the officers of the Company executing such Temporary Warrant Certificates, as evidenced by their execution thereof.

         If Temporary Warrant Certificates are issued, the Company shall cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the Temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the Temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged, Temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Warrant Agreement as definitive Warrant Certificates.

                                   ARTICLE III

                              EXERCISE OF WARRANTS

         Section 3.1. Exercise Price. Each Warrant shall, when the Warrant Certificate representing such Warrant is countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement, to purchase 80.318 Initial Warrant Shares and, if applicable, 22.645 Additional Warrant Shares at a purchase price (the "Exercise Price") of $7.15 per Warrant Share, subject to adjustment as provided in Article IV and Article V hereof.

         Section 3.2. Exercise; Restrictions on Exercise; Expiration. At any time after the Issue Date and on or before the Expiration Date, Warrants may be exercised on any Business Day; provided that Warrants may not be exercised if the Common Shelf Registration Statement is not effective under the Securities Act unless such exercise is a Cashless Exercise or the Company receives evidence reasonably satisfactory to it that such exercise is exempt from the registration and prospectus delivery requirements of the Securities Act. Any Warrants not exercised by the Expiration Date shall expire and all rights of the Holders of such Warrants hereunder and thereunder shall terminate unless otherwise provided herein or therein.

         Section 3.3. Method of Exercise; Payment of Exercise Price. (a) In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof is required to surrender to the Warrant Agent at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Warrant Agent in New York, New York, the related Warrant Certificate with the Subscription Form thereon duly filled in and signed, and payment in full of the Exercise Price for each Warrant Share or other securities or property issuable upon exercise of the Warrants as to which a Warrant is exercised. The Exercise Price may be paid by certified or official bank check or by wire transfer to an account designated by the Company for such purpose, (ii) by the surrender of shares of Preferred Stock (which surrender shall be evidenced by cancellation of such shares) having a Current Market Value (as defined herein) per share of Preferred Stock on the date of exercise equal to the Exercise Price per share as of the date of exercise, without the payment of the Exercise Price in cash, together with a specification as to the number of Warrants to be exercised, (iii) by surrender of publicly traded debt securities of the Company (which surrender shall be evidenced by cancellation of such publicly traded debt securities) having a Current Market Value (as defined herein) per security on the date of exercise equal to the Exercise Price per share as of the date of exercise, without the payment of the Exercise Price in cash, together with a specification as to the number of Warrants to be exercised or (iv) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, for such number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (2) the Cashless Exercise Ratio. An exercise referred to in clauses (ii), (iii) or (iv) of the preceding sentence shall be referred to as a "Cashless Exercise." For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (as defined herein) per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise (calculated as set forth herein).

         In connection with any Cashless Exercise, the Warrant Agent shall forward to the Company any shares of Preferred Stock, debt securities or Warrants received by it and request that the Warrant Shares to which the applicable Holder is entitled in connection with such exercise be issued to such Holder. The Warrant Agent shall be entitled conclusively to rely upon the determination of the Company as to the number of Warrant Shares issuable in connection with any Cashless Exercise, and shall not be required to determine (but may rely on a determination made by the Company with respect to) the Current Market Value or, if applicable, the Cashless Exercise Ratio determined in connection with any such exercise.

         Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of Warrant Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrant Shares issuable upon the exercise of Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. If, pursuant to the Securities Act, the Company is not able to effect the registration under the Securities Act of the resale of the Warrant Shares by the Holders of the Warrants following the exercise thereof as required by this Agreement, the holders of the Warrants will be required to effect a Cashless Exercise. Upon the exercise of any Warrants in accordance with this Agreement, the Warrant Agent will request the Company to transfer promptly to or upon the written order of the holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or other securities or property to which it is entitled, registered or otherwise, to the person or persons entitled to receive the same. All Warrant Shares or other securities issuable by the Company upon the exercise of the Warrants must be validly issued, fully paid and nonassessable.

         (b) Upon exercise of any Warrant in conformity with the foregoing provisions, the Warrant Agent shall instruct the Company to, and the Company shall, (i) transfer promptly to, or upon the written order of the Holder of such Warrant, appropriate evidence of ownership of any Warrant Shares or other securities or property (including money) to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and (ii) deliver such evidence of ownership and any other securities or property (including money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.5 hereof; provided, however, that the Holder of such Warrant shall be responsible for the payment of any transfer taxes required as the result of any transfer of such Warrant, or the issuance of such Warrant Shares or other securities or property, to a Person other than the registered owner of such Warrant. Upon exercise of a Warrant and, in the case of a Cashless Exercise, written direction of the Company as to the number of Warrant Shares as to which the Holder is entitled, the Warrant Agent is hereby authorized and directed by the Company to requisition from any transfer agent of the Warrant Shares or any other securities issuable upon exercise of a Warrant (and all such transfer agents are hereby irrevocably authorized to comply with all such requests) certificates for the necessary number of Warrant Shares or other securities to which the Holder of such Warrant may be entitled. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise of the Warrant Certificate representing such Warrant and, for all purposes of this Agreement, the Person entitled to receive any Warrant Shares or other securities or property deliverable upon such exercise shall, as between such Person and the Company, be deemed to be the Holder of such Warrant Shares or other securities or property of record as of the close of business on such date and shall be entitled to receive, and the Warrant Agent shall deliver to such Person, any Warrant Shares or other securities or property (including money) to which such Person would have been entitled had such Person been the record holder of such Warrant Shares or other securities or property on such date.

         (c) If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised, registered in such name or names as may be directed in writing by the Holder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.

         If less than all the Warrants represented by the Global Warrant are exercised in accordance with this Agreement, the Global Warrant shall be surrendered by the Holder thereof to the Warrant Agent who shall cause an adjustment to be made to Schedule A thereto so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by the Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter return the Global Warrant to such Holder.

         (d) Without limiting the foregoing, if, at the date referred to above, the transfer books for the Warrant Shares or other securities purchasable upon the exercise of the Warrants shall be closed, the certificates for the Warrant Shares or securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares or other securities; provided, however, that such transfer books, unless required by law, shall not be closed at any one time for a period longer than 5 days.

                                   ARTICLE IV

                                   ADJUSTMENTS

         Section 4.1. Adjustments. The Exercise Price and the number of Warrant Shares purchasable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

         (a) Adjustments for Change in Common Stock. If the Company at any time after the date of this Agreement:

         (i) pays a dividend or makes any other distribution with respect to shares of its Common Stock in shares of any class or series of its capital stock, or other securities;

         (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

         (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

         (iv) issues any shares of its capital stock in a reclassification of the shares of its Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination governed by Section 4.1(i) hereof);

the number and kind of Warrant Shares issuable upon exercise of each Warrant, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock and/or shares of other capital stock or other securities of the Company which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. An adjustment made pursuant to this Section 4.1(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.


         If at any time, as a result of an adjustment made pursuant to this
Section 4.1(a), the Holder of any Warrant thereafter exercised becomes entitled to receive any securities other than shares of Common Stock, the number of such other securities so receivable upon exercise of such Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.1, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

         (b) Rights; Options; Warrants. If at any time after the date of this Agreement, the Company shall issue or sell Rights (other than in an issuance subject to Section 4.1(a) hereof) to all holders of shares of Common Stock, which Rights entitle the holders thereof to acquire shares of Common Stock at a price per share of Common Stock (determined by dividing (x) the sum of (A) the total amount receivable or received by the Company in consideration of the sale and issuance of such Rights, plus (B) the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Rights) that is lower than the Current Market Value per share of Common Stock as of the record date for such issuance, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights, plus (B) the number of shares of Common Stock offered for subscription or purchase pursuant to such Rights, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights, plus (B) the number of shares which the aggregate offering price of the total number of shares of Common Stock offered pursuant to such Rights would purchase at the then Current Market Value per share of Common Stock, as of the record date for such issuance. Such adjustment shall be made successively whenever such Rights are issued or sold and shall become effective on the date of issuance or sale retroactive to the record date for the determination of shareholders entitled to receive such Rights.

         (c) Issuance of Shares of Common Stock at Lower Values. If at any time after the date of this Agreement, the Company shall issue or sell any share of Common Stock or Right (excluding (i) any Right issued or sold in any transaction covered by Section 4.1(a) or Section 4.1(b) hereof, (ii) any share of Common Stock issued or sold pursuant to a Right outstanding on the date of this Agreement, (iii) any share of Common Stock issued or sold pursuant to a Right, if on the date such Right was issued, the exercise, conversion or exchange price per share of Common Stock with respect thereto was at least equal to the then Current Market Value per share of Common Stock, (iv) any Right issued or sold as consideration when any corporation or business is acquired, merged into or becomes part of the Company or a subsidiary of the Company in an arm's-length transaction between the Company and a Person other than an Affiliate of the Company, and (v) any Rights which may be issued under a "shareholders' rights" plan and which trade with the Common Stock), at a price per share of Common Stock (determined in the case of Rights, by dividing
(x) the sum of (A) the total amount receivable or received by the Company in consideration of the sale and issuance of such Rights, plus (B) the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Rights) that is lower than the Current Market Value per share of Common Stock in effect immediately prior to such sale or issuance, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance (determined as provided below), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company (determined as provided below) for such sale or issuance would purchase at such Current Market Value per share of Common Stock. Such adjustment shall be made successively whenever such Rights are issued or sold and shall be effective immediately after such issuance or sale.

         For purposes of any adjustment made pursuant to this Section 4.1(c), the shares of Common Stock which the holder of any such Right shall be entitled to subscribe for or purchase pursuant to such Right shall be deemed to be issued and outstanding as of the date of the sale or issuance of such Right, and the consideration received by the Company therefor shall be deemed to be the consideration receivable or received by the Company for such Right, plus the consideration or premiums stated in such Right to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue any share of Common Stock or any Right, for consideration consisting, in whole or in part, of property other than cash or cash equivalents, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 4.1(c), the Board of Directors shall determine, in good faith, the fair value of said property, which determination shall be evidenced by a Board Resolution delivered to the Warrant Agent. In case the Company shall sell or issue any Right together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 4.1(c), the Board of Directors shall determine, in good faith, the fair value of such Right then being sold as part of such unit, which determination shall be evidenced by a Board Resolution delivered to the Warrant Agent.

         (d) Adjustment for Extraordinary Dividends or Distributions. If at any time after the date of this Agreement, the Company declares, orders, pays or makes a dividend or other distribution (excluding dividends or distributions covered by Section 4.1(a) hereof, cash dividends or distributions from current or retained earnings, and distributions pursuant to Section 4.1(i)(B) hereof) of property, assets, debt securities or Rights (excluding any Right issued in a transaction covered by Section 4.1(a), Section 4.1(b) or Section 4.1(c) hereof) to all holders of shares of Common Stock, the number of Warrant Shares purchasable upon the exercise of each Warrant after the record date of such dividend or distribution shall be determined by multiplying the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock immediately prior to the record date for such distribution, and the denominator of which shall be the difference between (A) the Current Market Value per share of Common Stock immediately prior to the record date for such distribution, minus (B) the then fair value (the "Fair Value") of the portion of the property, assets, evidence of indebtedness, cash dividends, distributions or securities so distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution. Fair Value shall be determined by the Board of Directors, in good faith, and evidenced by a Board Resolution delivered to the Warrant Agent.

         (e) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any unexercised Rights the issuance of which previously resulted in an adjustment hereunder, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted so that thereafter the Exercise Price and the number of Warrant Shares purchasable upon exercise of each Warrant shall be such as they would have been had they originally been adjusted as if (i) the only shares of Common Stock considered in the adjustment made with respect to such Rights were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such Rights, whether or not exercised; provided that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of Warrant Shares purchasable upon exercise of each Warrant by a number, in excess of the amount or number, as the case may be, of the adjustment initially made with respect to the issuance or sale of such Rights.

         (f) Current Market Value. For the purposes of any computation under this Article IV, the Current Market Value per share of Common Stock or of any other security (such share of Common Stock or other security herein referred to as a "security") at any date herein specified shall equal:


         (i) if the security is not registered under the Exchange Act, the value of the security (A) most recently determined as of a date within the six months preceding such date by an Independent Financial Expert selected by the Company in accordance with the criteria for such valuation set out in
     Section 4.1(k), or (B) if no such determination shall have been made within such six month period, determined as of such date by an Independent Financial Expert selected by the Company in accordance with the criteria for such valuation set out in Section 4.1(k); provided, however, that with respect to any such determination made in respect of the Preferred Stock or the Company's publicly traded debt securities, the Company shall bear no more than $25,000 in the aggregate of the reasonable fees and expenses of such Independent Financial Expert and the exercising Holder shall bear all amounts of such fees and expenses in excess of such $25,000, or

         (ii) if the security is registered under the Exchange Act, the average of the daily market prices of the security for the 20 consecutive trading days immediately preceding such date or, if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, the average of the daily market prices for all trading days preceding such date for which daily market prices are available. The daily market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any National Securities Exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, on the principal National Securities Exchange on which such security is listed or admitted, (B) in the case of a security not then listed or admitted to trading on any National Securities Exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any National Securities Exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation source or a newspaper of general circulation in The City of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported or (D) if the prices specified in clause (A), (B) or (C) are not available, the Current Market Value of a security shall be determined as if such security were not registered under the Exchange Act.

         (g) De Minimis Adjustments. No adjustment in the Exercise Price or number of Warrant Shares purchasable upon exercise of any Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price or number of Warrant Shares purchasable upon the exercise of each Warrant, as the case may be; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share or nearest $.0001, as the case may be.

         (h) Adjustment of Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

         (i) Consolidation, Merger or Sale of Assets; Liquidation. (A) Subject to the provisions of subsection (B) of this Section 4.1(i), in the event that, at any time after the date of this Agreement, the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any Person, and in connection therewith consideration is payable to holders of shares of Common Stock (or other securities or property purchasable upon exercise of Warrants), the Warrants shall remain subject to the terms and conditions set forth in this Agreement and each Warrant shall, after such consolidation, merger or sale, entitle the Holder thereof to receive, upon exercise, the number of shares of capital stock or other securities or property (including cash) of the Company, or of such Person resulting from such consolidation or surviving such merger or to which such sale shall be made, or of the parent of such Person, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or property purchasable upon exercise of Warrants) if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, any record date therefor); and, in any such case, the provisions of this Agreement with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board of Directors, in good faith, as evidenced by a Board Resolution delivered to the Warrant Agent, so as to be applicable, as nearly as reasonably possible, to any shares of stock or other securities or any property thereafter deliverable on the exercise of the Warrants.

         (B) Notwithstanding the foregoing clause (A), (x) if the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any Person, and consideration is payable to holders of shares of Common Stock in exchange for their shares of Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding-up of the Company, then the Holders of Warrants shall receive distributions at the same time as and on an equal basis with holders of shares of Common Stock (or other securities purchasable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event (or, if applicable, any record date therefor), less the Exercise Price. Upon receipt of such payment, with respect to the Warrants in respect of which such payment was received, the rights of a Holder hereunder shall terminate except as expressly provided herein or in the Warrant Certificate and such Warrants shall expire. In the case of any such merger, consolidation or sale of assets, the surviving or acquiring Person or, in the event of any dissolution, liquidation or winding up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds or other consideration, if any, necessary to pay Holders pursuant to this subsection. After receipt of such deposit from such Person or the Company and after receipt of surrendered Warrant Certificates, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants.

         (j) Adjustments by Board. In addition to the foregoing adjustments, and subject to Article V hereof, the Board of Directors may make any other adjustment, as evidenced by a Board Resolution delivered to the Warrant Agent, to increase the number of

Warrant Shares purchasable upon exercise of Warrants or to decrease the Exercise Price as it may, in good faith, deem desirable to protect the rights and benefits of Holders hereunder. Any adjustments made by the Board of Directors pursuant to this Article IV shall be conclusive absent manifest error.

         (k) Value Determination. If required pursuant to Section 4.1(f), the Current Market Value shall be deemed to be equal to the value determined by an Independent Financial Expert and set forth in a Value Report by such Independent Financial Expert. Such Independent Financial Expert shall be selected by the Board of Directors and retained on customary terms and conditions. In making any determination of Current Market Value, such Independent Financial Expert shall
(A) use one or more valuation methods that, in its best professional judgment, it determines to be most appropriate and (B) take into account any lack of liquidity of the relevant security. The Company shall cause such Independent Financial Expert to deliver to the Company, with a copy to the Warrant Agent, within 25 days of the appointment of such Independent Financial Expert, the Value Report which shall state the Current Market Value of the Common Stock and/or any other securities being valued, as of the Valuation Date, and shall contain a brief statement as to the nature and scope of the examination or investigation upon which the determination of value was made. The Warrant Agent shall have no duty with respect to the Value Report of any Independent Financial Expert, except to keep it on file and available for inspection by Holders. Any determination of Current Market Value in accordance with the provisions of this
Section 4.1(k) shall be conclusive as to all Persons.

         (l) Warrant Adjustment Date. If the Company fails to raise net proceeds of at least $50 million through the issuance and sale of its Qualified Stock (other than preferred stock) on or before the Warrant Adjustment Date, each Warrant then outstanding shall thereafter be exercisable for the Initial Warrant Shares plus the Additional Warrant Shares, with no adjustment being made to the Exercise Price.

         Section 4.2. Notice of Adjustment. Whenever the number of Warrant Shares or other securities or property purchasable upon the exercise of each Warrant or the Exercise Price is adjusted or determined, as herein provided, the Company shall cause the Warrant Agent promptly to mail, at the expense of the Company, to each Holder, a notice of such adjustment or adjustments, and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth (i) the number of Warrant Shares or other securities or property purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to keep it on file and available for inspection by Holders during reasonable business hours.

         Section 4.3. Statement on Warrants. Irrespective of any adjustment in the Exercise Price or the number or kind of Warrant Shares purchasable upon the exercise of the

Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificate initially issued pursuant to this Agreement.

         Section 4.4. Notice of Consolidation, Merger or Sale of Assets. In the event that, at any time after the date of this Agreement, and prior to the Expiration Date, there shall be any (i) consolidation or merger involving the Company, or sale, transfer or other disposition of all or substantially all of the Company's property and assets (except a merger or other reorganization in which the Company shall be the surviving corporation and holders of shares of Common Stock (or other securities or property purchasable upon exercise of the Warrants) receive no consideration in respect of their shares or property) or
(ii) any other transaction contemplated by Section 4.1(i)(B) above, then in any such case, the Company shall cause to be mailed to the Warrant Agent and each Holder, at the earliest practicable time (and, in any event, not less than 25 days before any date set for definitive action), notice of the date on which such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other such transaction shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of securities and property purchasable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the shares of Common Stock or other securities or property purchasable upon exercise of the Warrants shall be entitled to exchange their shares or other securities or property for securities, money or other property deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other such transaction, as the case may be. The delivery of any notice pursuant to this
Section 4.4 shall not in itself relieve the Company from any obligation under
Section 4.2 hereof.

         Section 4.5. Fractional Interests. If more than one Warrant is presented for exercise at the same time by the same Holder, the number of Warrant Shares which shall be purchasable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of all Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 4.5, be issued on the exercise of any Warrant (or specified portion thereof), the Company, in lieu of issuing any such fractional share, shall pay an amount in cash calculated by it to be equal to the Current Market Value per Warrant Share on the date of exercise multiplied by such fraction, computed to the nearest whole cent.

         Section 4.6. No Dilution or Impairment. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times, in good faith, assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment.

         Section 4.7. Responsibility of Warrant Agent. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares or other securities or property purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any Warrant Shares or other securities or property which may be purchasable on exercise, or delivered upon exchange, of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares or stock certificates or other securities or property upon the exercise of any Warrant. Section

         4.8. No Adjustments for Certain Issuances. The provisions of Section 4.1(b) and Section 4.1(c) hereof shall not apply to any securities issued pursuant to this Agreement.

                                    ARTICLE V

                           DECREASE IN EXERCISE PRICE

         Section 5.1. Exercise Price. Notwithstanding the provisions of Section 4.1(j) hereof, the Board of Directors, in its sole discretion, shall have the right at any time the Warrants are exercisable under Section 3.2 hereof, and from time to time during such period, to decrease the Exercise Price of the Warrants, provided, such reduction of the Exercise Price is effective for a period of not less than 30 days. Any exercise by the Board of Directors of any rights granted in this Section 5.1 must be preceded by a written notice from the Company to the Warrant Agent and each Holder of Warrants setting forth the reduction in the Exercise Price, which notice shall be mailed at least 30 days prior to the effective date of such decrease in the Exercise Price. Any reduction of the Exercise Price pursuant to provisions of this Article V shall not in itself result in an adjustment of the number of Warrant Shares or other securities or property purchasable upon the exercise of the Warrants.

                                   ARTICLE VI

                 RESERVATION AND AUTHORIZATION OF COMMON SHARES

         Section 6.1. Reservation and Authorization. The Company shall at all times reserve and keep available for issuance upon exercise of the Warrants such number of its duly authorized but unissued shares of Common Stock or other securities of the Company purchasable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants and will cause appropriate evidence of ownership of such shares of Common Stock or other securities to be delivered to the Warrant Agent upon its request for delivery of such, and all such shares of Common Stock or other securities shall, at all times, be duly approved for listing, subject to official notice of issuance, on each securities exchange, if any, on which such shares of Common Stock or other securities are then listed.

         Section 6.2. Covenant Regarding Securities. The Company covenants that all shares of Common Stock or other securities of the Company that may be issued upon the exercise of the Warrants will, upon issuance, be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) free from preemptive and any other similar rights, (iii) free from any taxes, liens, charges or security interests with respect thereto and (iv) included for trading on each securities exchange, if any, on which such shares of Common Stock or other securities are then listed.

         Section 6.3. Registration. If the Warrant Shares or other securities of the Company purchasable upon the exercise of the Warrants require registration with, or approval of, any governmental authority (in addition to such as the Company is required to obtain pursuant to Article X hereof), or the taking of any other action (in addition to such as the Company is required to take pursuant to Article X hereof), under the laws of the United States of America or any state or political subdivision thereof, before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as practicable, at its expense, endeavor to secure and maintain such registration or approval or to take such other action, as the case may be; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                                  ARTICLE VII

                WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

         Section 7.1. Transfer and Exchange. (a) The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrants and transfers or exchanges of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered for such registration of transfer or exchange.

         (b) The Warrants shall initially be issued as part of the issuance of the Units. Prior to the Separation Date, Warrants shall not be transferable except as part of a transfer of Units and the Warrant Agent shall not register any transfer of any Warrant Certificate unless the Warrant Agent receives evidence satisfactory to it that such transfer is part of a transfer of a Unit, provided that the Warrant Agent may conclusively rely on the determination made by the Company with respect to the sufficiency of any such evidence. Notice from the transfer agent for the Preferred Stock of a proposed transfer of Preferred Stock (in a number of shares that together with the Warrants proposed to be transferred will constitute a Unit or Units) by the same Holder requesting transfer of such Warrants to the same proposed transferee to which such Warrants are to be transferred, shall constitute satisfactory evidence for the purposes of the first sentence of this subsection (b).

         (c) Prior to the registration of any transfer of a Warrant Certificate by a Holder as provided herein, the Company, the Warrant Agent, and any agent of the Company may treat the Person in whose name the Warrants represented thereby are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

         (d) Every Warrant presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the Holder thereof or such Holder's attorney duly authorized in writing.

         (e) When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer or to exchange such Warrant Certificates for other Warrant Certificates representing an equal number of Warrants, the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates at the Warrant Agent's request and the Warrant Agent shall countersign and deliver such Warrant Certificates in accordance with the provisions hereof. No service charge shall be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.


         (f) Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable. The Holder of any Warrant Certificate duly endorsed in blank may be treated by the Company, the Warrant Agent and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the Warrant Register maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such Warrant Register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes.

         (g) If less than all the Warrants represented by a Certificated Warrant are transferred or exchanged in accordance with this Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate of the same tenor and for the number of Warrants which were not transferred or exchanged, registered in such name or names as may be directed in writing by the surrendering Holder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.

         (h) Upon receipt by the Warrant Agent of a Certificated Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the

Warrant Agent, together with (A) a certification that such Certificated Warrant is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A) and (B) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Certificated Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall upon written instructions from the Company authenticate the Global Warrant in the appropriate amount.

         (i) The transfer and exchange of beneficial interests in the Global Warrant shall be effected through the Depositary, in accordance with this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

         Section 7.2. The Global Warrant. (a) So long as the Global Warrant is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

         (b) Any Holder of the Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book entry system maintained by the Holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book entry form.

         (c) Transfers of the Global Warrant shall be limited to transfers in whole, and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in the Global Warrant may be transferred in accordance with the rules and procedures of the Depositary.

         (d) The Global Warrant shall be exchanged for Certificated Warrants in the event that (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the

Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, the Global Warrant shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for its beneficial interest in the Global Warrant, Certificated Warrants representing, in the aggregate, the number of Warrants theretofore represented by the Global Warrant. Any Certificated Warrant delivered in exchange for an interest in the Global Warrant pursuant to this Section 7.2(d) shall, except as otherwise provided in Section 7.3(c) and Section 7.3(d) hereof, bear the Private Placement Legend and the Unit Legend, but shall not bear the Global Warrant Legend. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 7.2(d).

         (e) The holder of the Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrant.

         Section 7.3. Special Transfer Provisions.

         (a) Limitations on Transfer. By its acceptance of any Warrant represented by a Warrant Certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Warrant acknowledges the restrictions on transfer of such Warrant set forth in the Private Placement Legend and under the heading "Transfer Restrictions" in the Final Memorandum and agrees that it will transfer such Warrant only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Transfer Restrictions" in the Final Memorandum.

         (b) Transfer of Restricted Warrants. In connection with any transfer of a Warrant Certificate bearing the Private Placement Legend, each Holder agrees to deliver to the Company, upon its request, such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend; provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. The Warrant Agent shall not be required to register the transfer of any Warrant Certificate bearing the Private Placement Legend until directed in writing by the Company to do so.

         (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of a Warrant Certificate not bearing the Private Placement Legend, the Warrant Agent shall deliver a Warrant Certificate that does not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of a Warrant Certificate bearing the Private Placement Legend, the Warrant Agent shall deliver a Warrant Certificate bearing the Private Placement Legend, unless such legend may be removed from such Warrant Certificate as provided in the next sentence. The Private Placement Legend may be removed from a Warrant Certificate if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security will not violate the registration and prospectus delivery requirements of the Securities Act; provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. Upon provision of such evidence, the Warrant Agent, at the direction of the Company, shall countersign and deliver in exchange for such Warrant Certificate, a Warrant Certificate or Warrant Certificates (representing, in the aggregate, the same number of Warrants) that do not bear such legend. If the Private Placement Legend has been removed from a Warrant Certificate, as provided above, no other Warrant Certificate issued in exchange for all or any part of such Warrant Certificate shall bear such legend, unless the Company has reasonable cause to believe that such other Warrant Certificate is a "restricted security" within the meaning of Rule 144 and instructs the Warrant Agent to cause a legend to appear thereon.

         (d) Unit Legend. The Company shall notify the Warrant Agent in writing of (i) any expected Separation Date, 15 calendar days prior to such expected Separation Date, and (ii) the occurrence of the Separation Date on the Separation Date. Warrant Certificates issued after the Separation Date shall not include the Unit Legend.

         (e) Documents. The Warrant Agent shall retain copies of all documents received pursuant to this Section 7.3. The Company shall have the right to inspect and make copies of all such documents at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

         Section 7.4. Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article VII in case of an exchange or transfer, Article III hereof in case of the exercise of less than all the Warrants represented thereby or Section 11.2 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall dispose of such canceled Warrant Certificates in accordance with its customary procedures unless the Company otherwise directs.

         Section 7.5. Rule 144A Information. Prior to the effectiveness under the Securities Act of the Warrant Shelf Registration Statement, or at any time during the suspension or following the termination thereof, Holders of Warrants (or holders of interests therein) and prospective purchasers designated by such Holders of Warrants (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holders (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Warrants or interests.

                                  ARTICLE VIII

                                     HOLDERS

         Section 8.1. Holder Not Deemed a Stockholder. Prior to the exercise of a Warrant, the Holder thereof shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders of the Company and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

         Section 8.2. Right of Action. All rights of action with respect to this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holders of any other Warrant, may, in such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise such Holder's Warrants in the manner provided in the Warrant Certificate representing his Warrants and in this Agreement.

                                   ARTICLE IX

                                THE WARRANT AGENT

         Section 9.1. Duties and Liabilities. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth. The Warrant Agent shall not, by countersigning any Warrant Certificate or by any other act hereunder, be deemed to make any representation or warranty as to the validity or authorization of any Warrant or Warrant Certificate (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount securities or other property deliverable upon exercise or tender of any Warrant, or as to the independence of any Independent Financial Expert or the accuracy of the representations made in any certificate or report that the Warrant Agent receives; provided that the Warrant Agent shall examine any such certificate or report required to be furnished to the Warrant Agent pursuant to the terms hereof and determine whether or not they conform to the requirements of this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to either the Exercise Price or the kind and amount of securities or any property receivable by Holders upon the exercise or tender of any Warrant and the Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of any such calculation or determination. The Warrant Agent shall not be (a) liable for any recital or statement of fact contained herein or in any Warrant Certificate or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate or (c) liable for any act or omission in connection with this Agreement except for its own willful misconduct, negligence or bad faith. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President or the Secretary or Treasurer of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer; however, in its discretion, the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. The Warrant Agent shall not be liable for any action taken, suffered or omitted with respect to any matter in the event it requests instructions from the Company as to that matter and does not receive such instructions within a reasonable period of time after the request therefor.

         The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees, provided that reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take any such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

         The Company will perform, execute, acknowledge and deliver or cause to be delivered all such further acts, instruments and assurances as are consistent with this Agreement and as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

         The Warrant Agent shall act solely as an agent hereunder and shall not be required to perform any duties except such as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

         Section 9.2. Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Section 9.3. Compensation; Indemnification. The Company shall pay to the Warrant Agent from time to time reasonable compensation for its services. The Company shall reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Warrant Agent's agents and counsel.

         The Company shall indemnify the Warrant Agent for, and hold it harmless against, any and all loss, liability or reasonable expense (including reasonable attorney's fees) incurred by it in connection with the administration of this Agreement and the performance of its duties hereunder, except as set forth in the next paragraph. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Warrant Agent shall cooperate in the defense. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Warrant Agent through the Warrant Agent's own willful misconduct, negligence or bad faith.

         The Company's payment obligations pursuant to this Section 9.3 shall survive the resignation or removal of the Warrant Agent, the exercise of all Warrants and the discharge of this Agreement.

         In no event shall the Warrant Agent, its officers, employees or agents be held liable under this Agreement to any third party for special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Warrant Agent, or any such officer, employee or agent, or any such third party.

         Section 9.4. No Restrictions on Action. The Warrant Agent in its individual or any other capacity may become the owner or pledgee of Warrants or any other securities of the Company and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Warrant Agent.

         Section 9.5. Discharge or Removal; Replacement Warrant Agent. The Warrant Agent may resign by so notifying the Company in writing. The Company may remove the Warrant Agent by so notifying the Warrant Agent in writing. Any such resignation or removal of the Warrant Agent shall become effective only upon the acceptance of the appointment as Warrant Agent of a successor Warrant Agent pursuant to this Section 9.5.

         If the Warrant Agent resigns or is removed by the Company or if a vacancy exists in the office of Warrant Agent for any reason (the Warrant Agent in such event being referred to herein as the retiring Warrant Agent), the Company shall promptly appoint a successor Warrant Agent.


         Any successor Warrant Agent shall be a bank or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such successor Warrant Agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority.

         A successor Warrant Agent shall deliver a written acceptance of its appointment to the retiring Warrant Agent and to the Company. Thereupon the resignation or removal of the retiring Warrant Agent shall become effective, and the successor Warrant Agent shall have all the rights, powers and duties of the Warrant Agent under this Warrant Agreement. The successor Warrant Agent shall mail a notice of its succession to each Holder.

         If a successor Warrant Agent does not take office within 60 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent or the Company may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.

         Notwithstanding the replacement of the Warrant Agent pursuant to this
Section 9.5, the Company's obligations under Section 9.3 hereof shall continue for the benefit of the retiring Warrant Agent.

         Section 9.6. Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 9.5 hereof. In the event such corporation is not so eligible for appointment as successor to the Warrant Agent, the Warrant Agent shall resign and a successor Warrant Agent shall be appointed pursuant to
Section 9.5 hereof. Any such successor Warrant Agent shall mail notice of its succession to each Holder.

                                    ARTICLE X

                               REGISTRATION RIGHTS

         Section 10.1. Registration of the Warrants. (a) The Company shall prepare and, not later than 150 days following the Issue Date, shall file with the Commission, a Warrant Shelf Registration Statement.

         (b) The Company shall use commercially reasonable efforts to cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act within 225 days of the Issue Date and keep the Warrant Shelf Registration Statement continuously effective in order to permit the Prospectus contained therein to be usable by Holders for a period of three years from the Issue Date or such shorter period that will terminate when all the Warrants covered by the Warrant Shelf Registration Statement have been sold pursuant to the Warrant Shelf Registration Statement (in any such case, such period being called the "Warrant Shelf Registration Period").

         Section 10.2. Registration of the Warrant Shares. (a) The Company shall prepare and, not later than 150 days following the Issue Date, shall file with the Commission, a Common Shelf Registration Statement.

         (b) The Company shall use commercially reasonable efforts to cause the Common Shelf Registration Statement to be declared effective under the Securities Act within 225 days of the Issue Date and keep the Common Shelf Registration Statement (or a successor Registration Statement thereto) continuously effective for a period of three years from the Issue Date or such shorter period that will terminate when all the Warrant Shares covered by the Common Shelf Registration Statement have been sold pursuant to such Statement (in any such case, such period being called the "Common Shelf Registration Period").

         Section 10.3. Registration Procedures. In connection with any Warrant Shelf Registration Statement, and, to the extent applicable, any Common Shelf Registration Statement, the following provisions shall apply:

         (a) The Company shall furnish to the Holders, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Holders reasonably may propose.

         (b) The Company shall ensure that:

         (i) any Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto complies in all material respects with the Securities Act.

         (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and

         (iii) any Prospectus forming part of any Registration Statement and any amendment or supplement to such Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) The Company shall advise the Holders, and, if requested by any such Holder, confirm such advice in writing:

         (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

         (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

         (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the warrants or shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

         (v) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

         (d) The Company shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

         (e) The Company shall furnish to each Holder, without charge, at least one copy of the Warrant Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference).

         (f) The Company shall, during the Warrant Shelf Registration Period, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Warrant Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Warrants covered by the Prospectus or any amendment or supplement thereto. The Company shall, during the Common Shelf Registration Period, deliver to each holder of Warrant Shares, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Common Shelf Registration Statement and any amendment or supplement thereto as such holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders in connection with the offering and sale of the Warrant Shares covered by the Prospectus or any amendment or supplement thereto.

         (g) Prior to any offering of Warrants pursuant to the Warrant Shelf Registration Statement or the offering of Warrant Shares pursuant to the Common Shelf Registration Statement by the respective holders thereof, the Company shall register or qualify or cooperate with the Holders and their respective counsel in connection with the registration or qualification of such Warrants or Warrant Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Warrants or Warrant Shares; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

         (h) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Warrants to be sold or Warrant Shares to be sold pursuant to any Registration Statement free of any restrictive legends and registered in such names as Holders may request prior to sales of Warrants or sales of Warrant Shares pursuant to such Registration Statement.

         (i) Upon the occurrence of any event contemplated by paragraph (c)(v) of this Section 10.3, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Warrants or Warrant Shares included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) The Company shall use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

         (k) The Company may require each Holder of Warrants to be sold pursuant to the Warrant Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Warrants as the Company may from time to time reasonably require for inclusion in such Registration Statement.

         (l) The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Managing Underwriters (if any) and the Majority Holders of Warrants being sold in connection with any underwritten offering, if any, reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

         (m) In the case of the Warrant Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of any Warrants included therein, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 10.5 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 10.5.

         (n) In the case of any underwritten offering, the Company shall:

         (i) make reasonably available for inspection by the Holders of Warrants to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

         (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality. Each Holder of such Warrants will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public (other than as a result of an impermissible disclosure or failure to safeguard by such person). Each Holder of such Warrants will be required to further agree that it will, upon learning that disclosure of such Confidential Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of such Confidential Information deemed confidential at the Company's sole expense; and make such representatives of the Company as shall be reasonably requested by the Holders available for discussion of any such Registration Statement;

         (iii) make such representations and warranties to the Holders of Warrants registered thereunder and the underwriters, if any, in form, substance and scope as are customarily and appropriately made by issuers to underwriters in primary underwritten offerings and covering matters set forth in the Purchase Agreements;

         (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

         (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Warrants registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

         (vi) deliver such documents and certificates as reasonably may be requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 10.3(i) and with any conditions contained in the underwriting agreement or other agreement entered into by the Company.

         The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 10.3(n) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.


         Section 10.4. Registration Expenses. (a) The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 10.1, 10.2, 10.3, and 10.6 whether or not any Registration Statement is filed or becomes effective. Notwithstanding the foregoing, the holders of any Warrants or Warrant Shares being registered shall pay all underwriting discounts, commissions and placement agent fees attributable to the sale of such securities.

         (b) The Company shall reimburse holders of Warrants or Warrant Shares being registered in any Registration Statement for the reasonable fees and disbursements of not more than three counsel (in addition to appropriate local counsel) chosen by the holders of a majority of the Warrants or Warrant Shares, as applicable, to be included in such Registration Statement, all such reasonable fees and expenses not to exceed $30,000 in the aggregate. Section

         10.5. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold the Holders and the directors, officers, employees and agents and each Person who controls such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "Participant"), harmless against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, further, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Initial Purchaser or Holder specifically for inclusion therein; provided, however, that the Company will not be required to indemnify a Participant if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) shall have been determined by a court of competent jurisdiction by final and non-appealable judgment (or stipulated in a settlement agreement reached by all parties involved in any action or proceeding related to such claim) to have been the result of noncompliance by the Company with Section 10.3 of this Agreement. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

         The Company also agrees to indemnify any underwriters of Warrants registered under the Warrant Shelf Registration Statement, their directors, officers, employees and agents and each person who controls such underwriters on the same basis as that of the indemnification of the Initial Purchasers and Holders provided in this Section 10.5(a).

         (b) Each Holder of Warrants and each holder of Warrant Shares covered by a Registration Statement (including each Initial Purchaser) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors,
(iii) each of its officers who signs such Registration Statement and (iv) each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such holder, but only (A) with respect to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity or (B) with respect to any untrue statement or representation made by such holder in writing to the Company. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section
10.5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10.5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 10.5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the initial placement of the Units (the "Initial Placement") and the Registration Statement that resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Warrant or, in case of a Warrant Share, the Warrant pursuant to the exercise of which such Warrant Share was issued, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Warrants purchased by such underwriter under the Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Warrants or Warrant Shares, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement that resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10.5, each Person who controls a Holder or an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder or Initial Purchaser shall have the same rights to contribution as such Holder or Initial Purchaser, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the

Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).

         (e) The provisions of this Section 10.5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, any Initial Purchaser or the Company or any of the officers, directors or controlling Persons referred to in Section 10.5 hereof, and will survive the sale by a Holder or an Initial Purchaser of Warrants or Warrant Shares covered by a Registration Statement.

         Section 10.6. Additional Rights of Initial Purchasers. In the event any Initial Purchaser concludes, in its sole discretion, that it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the offer and sale by it of any securities delivered to it upon the exercise of Warrants during the Common Shelf Registration Period, such Initial Purchaser shall be entitled to the same rights with respect to the Common Shelf Registration Statement and any offer and sale of securities thereunder as Holders are entitled during the Warrant Shelf Registration Period with respect to the Warrant Shelf Registration Statement and any offer and sale of securities thereunder, and the Company shall take all steps necessary to permit such Initial Purchaser to offer and sell such securities under the Common Shelf Registration Statement.

         Section 10.7. Notice to Warrant Agent. The Company shall give the Warrant Agent prompt written notice of the effectiveness under the Securities Act of the Common Shelf Registration Statement and the Warrant Shelf Registration Statement, and any suspension or termination thereof. After receipt of any such notice, the Warrant Agent may assume that such notice remains true until it receives written notice to the contrary.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1. Money Deposited with the Warrant Agent. The Warrant Agent shall not be required to pay interest on any moneys deposited pursuant to the provisions of this Agreement except such as it shall agree in writing with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. Any money, securities or other property deposited with the Warrant Agent for payment or distribution to the Holders that remains unclaimed for two years after the date the money, securities or other property was deposited with the Warrant Agent shall be delivered to the Company upon its request therefor.

         Section 11.2. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of (i) evidence satisfactory to them of the ownership, and the loss, theft, destruction or mutilation, of any Warrant Certificate and (ii) of indemnity satisfactory to them or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, then, in the absence of notice to the Company or the Warrant Agent that the Warrant or Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 11.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 11.2 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 11.2 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

         Section 11.3. Payment of Taxes. The Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of Warrants (other than income taxes imposed on the Holders). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property issuable upon the exercise of the Warrants or payment of cash to any person other than the Holder of a Warrant Certificate surrendered upon exercise of a Warrant and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or charge is due.

         Section 11.4. No Merger, Consolidation or Sale of Assets or the Company. Except as otherwise provided herein, the Company will not merge into or consolidate with any other Person, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor of the Company, unless the Person resulting from such merger or consolidation, or such successor of the Company, shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         Section 11.5. Reports to Holders. The Company shall file with the Commission the annual, quarterly and other reports required by Section 13(a), 13(c) or 15(d)
of the Exchange Act, regardless of whether such sections of the Exchange Act are applicable to the Company, and shall provide copies of such reports to each Holder, without cost to such Holder, and the Warrant Agent within 30 days after the date it would have been required to file such reports or other information with the Commission had it been subject to such sections.

         Section 11.6. Notices. Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed, if sent by first class mail, postage prepaid, addressed to any Holder at such Holder's last known address appearing on the Warrant Register and to the Company or the Warrant Agent as follows:

         To the Company:

         American Communications Services, Inc.
         131 National Business Parkway
         Suite 100
         Annapolis Junction, MD  20701
         Attention:  Secretary

         To the Warrant Agent:

         The Chase Manhattan Bank
         450 West 33rd Street, 15th Floor
         New York, NY  10001-2697
         Attention:  Corporate Trust Administration Department

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery. Any notice that is mailed in the manner herein shall have been duly given when sent.

         Section 11.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

         Section 11.8. Successors. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

         Section 11.9. Counterparts. This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.10. Amendments. The Warrant Agent may, without the consent or concurrence of the Holders of the Warrants, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that in either case such changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holders of Warrants.

         Section 11.11. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 11.12. Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Warrant Agent, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of the Holders hereunder.

         Section 11.13. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         Section 11.14. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

         Section 11.15. Warrants Held by the Company. In determining whether the Holders of the required number of Warrants have granted any consent or approval under this Agreement, Warrants held or beneficially owned by the Company or a subsidiary of the Company shall be disregarded, except that for the purposes of determining whether the Warrant Agent shall be protected in relying on any such consent or approval, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Warrants so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Warrant Agent such pledgee's right so to act with respect to the Warrants and that the pledgee is not the Company or a subsidiary of the Company.

         Section 11.16. Statements Required in Certificate. Each certificate with respect to compliance with a covenant or condition provided for in this Agreement shall include:

         (a) a statement that the individual making such certificate has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

         (c) a statement that, in the opinion of such individual, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, their respective corporate seals to be hereunto affixed, all as of the date first above written.

                                 AMERICAN COMMUNICATIONS SERVICES, INC.

                                 By: __________________________________________
                                 Name:
                                 Title:

                                 THE CHASE MANHATTAN BANK, as Warrant Agent

                                 By: __________________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT A

                          FORM OF CERTIFICATED WARRANT

                     AMERICAN COMMUNICATIONS SERVICES, INC.

                                                       [CUSIP] [CINS] No._______

No.________

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

         This certifies that               , or its registered assigns, is the
owner of the number of Warrants set forth above, each of which represents the right to purchase, the Issue Date from AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation ("the Company"), shares of Common Stock (each a "Warrant Share"), par value $.01 per share, of the Company (the "Common Stock") at the purchase price (the "Exercise Price") of $7.15 per share of Common Stock (subject to adjustment as provided in the Warrant Agreement hereinafter referred to), upon surrender hereof at the office of The Chase Manhattan Bank or to its successor as the warrant agent under the Warrant Agreement hereinafter referred to (any such warrant agent being herein called the "Warrant Agent"), with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full (by Fedwire or by certified or official bank or bank cashier's check payable to the order of the Company, or by a Cashless Exercise (as defined in the Warrant Agreement) equal to the Exercise Price of the Warrants being exercised) of the purchase price for the share(s) as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of July 10, 1997 (the "Warrant Agreement"), between the Company and The Chase Manhattan Bank, as Warrant Agent, and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part thereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

         The Chase Manhattan Bank
         450 West 33rd Street, 15th Floor
         New York, NY  10001-2697
         Attention: Corporate Trust Administration Department

         The number of Common Shares purchasable upon the exercise of each Warrant and the price per share are subject to adjustment as provided in the Warrant Agreement. In the event the Company merges or consolidates with, or sells all or substantially all of its assets to, another person, each Warrant will, upon exercise, entitle the Holder thereof to receive the number of shares of capital stock or other securities or the amount of money and other property which the holder of a Warrant Share (or other securities or property issuable upon exercise of a Warrant) is entitled to receive upon completion of such merger, consolidate or sale.

         As to any final fraction of a share which the same Holder of one or more Warrant Certificates would otherwise be entitled to purchase upon exercise thereof in the same transaction, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

         All shares of Common Stock or other securities issuable by the Company upon the exercise of Warrants shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of such shares or of other securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no tax or other charge is due.

         Subject to the restrictions on transfer set forth in Article VIII of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register of the Company maintained by the Warrant Agent for such purpose at its office in New York, New York, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and the Warrant Agent will deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

         This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for such purpose in New York, New York for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

         Prior to the exercise of the Warrants represents hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Warrant Agreement.

         This Warrant shall be void and all rights evidenced hereby shall cease at 5:00 p.m., New York time, on January 1, 2004, unless sooner terminated by the liquidation, dissolution or winding-up of the Company.

         This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

                                 AMERICAN COMMUNICATIONS SERVICES, INC.

                                 By: __________________________________
                                 Name:
                                 Title:

Countersigned:

The Chase Manhattan Bank,
  as Warrant Agent

By:__________________________
     Authorized Officer

                     FORM OF REVERSE OF CERTIFICATED WARRANT

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)
To:

         The undersigned irrevocably exercise [        ] of the Warrants
represented by the Warrant Certificate for the purchase of ___ (subject to adjustment) shares of Common Stock, par value $.01 per share, of AMERICAN
COMMUNICATIONS SERVICES, INC. and herewith makes payment of $[        ] (such
payment being by Fedwire or by certified or official bank or bank cashier's check payable to the order or at the direction of American Communications Services, Inc., or by a Cashless Exercise (as defined in the Warrant Agreement) equal to the Exercise Price of the Warrants being exercised), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:                                 _________________________________________
                                       (Signature of Owner)

                                       _________________________________________
                                       (Street Address)

                                       _________________________________________
                                       (City)          (State)      (Zip Code)

                                       Signature Guaranteed By:

                                       _________________________________________

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):________________________________

Address:_______________________________________________

No. of Warrants:_______________________________________

Please insert social security or other identifying number of assignee(s):


and does hereby irrevocably constitute and appoint __________ the undersigned's attorney to make such transfer on the books of _____________ maintained for the purpose, with full power of substitution in the premises.

         In connection with any transfer of Warrants, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[ ] (a) these Warrants are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended,provided by Rule 144A thereunder.

or

[ ] (b) these Warrants are being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant Certificate and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to registered the Warrants in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article VIII of the Warrant Agreement shall have been satisfied.

Dated:

                                        ________________________________________
                                       (Signature of Owner)

                                        ________________________________________
                                       (Street Address)

                                        ________________________________________
                                       (City)         (State)        (Zip Code)

                                        Signature Guaranteed By:

                                        ________________________________________


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing the Warrant(s) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:________________

                                    ____________________________________________
                                    NOTE: To be executed by an executive officer